UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 11, 2005

Date of Report (Date of earliest event reported)

Crown Financial Holdings, Inc.

(Exact name of registrant as specified in its charter)

NEW JERSEY	Initial Filing	20-2045547
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices and zip code)

(201) 459-9500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

Crown Financial Group, Inc. (“Registrant”) has reorganized into a holding company structure (the “Reorganization”) in accordance with Section 10-3(6) of the New Jersey Business Corporation Act.

The holding company organizational structure was effected after the close of business on January 11, 2005 pursuant to an Agreement and Plan of Merger dated as of January 11, 2005 (the “Merger Agreement”), by and among the Registrant, Crown Financial Holdings, Inc., a New Jersey corporation (“Crown Holdings”), and CFGI Merger Sub, Inc., a New Jersey corporation and a wholly-owned subsidiary of Crown Holdings (“Merger Sub”). The Merger Agreement provided for the merger (the “Merger”) of Merger Sub with and into the Registrant, with the Registrant as the surviving corporation. Pursuant to Section 10-3(6) of the New Jersey Business Corporation Act shareholder approval was not required for the Merger. As a result of the Merger, the Registrant is now a wholly-owned subsidiary of Crown Holdings.

By virtue of the Merger, each share of the Registrant’s outstanding common stock was converted, on a share for share basis, into a share of common stock of Crown Holdings. As a result, each shareholder of the Registrant became the owner of an identical number of shares of common stock of Crown Holdings. Additionally, each outstanding option or warrant to purchase shares of the Registrant’s common stock was automatically converted into an option or warrant to purchase, upon the same terms and conditions, an identical number of shares of Crown Holdings’ common stock.

The conversion of shares of capital stock in the Merger occurred without an exchange of certificates. Accordingly, certificates formerly representing shares of outstanding capital stock of the Registrant are deemed to represent the same number of shares of capital stock in Crown Holdings. Crown Holdings’ common stock will continue to be listed under Crown Financial Holdings, Inc. name on the Pink Sheets under the symbol “CFGI”.

Pursuant to Section 10-3(6) of the New Jersey Business Corporation Act, the provisions of the certificate of incorporation and bylaws of Crown Holdings are consistent with those of the Registrant prior to the Merger. The authorized capital stock of Crown Holdings, the designations, rights, powers and preferences of such capital stock and the qualifications, limitations and restrictions thereof are also consistent with those of the Registrant’s capital stock immediately prior to the Merger. The directors of Crown Holdings are the same individuals who were directors of the Registrant immediately prior to the Merger. The holding company reorganization is tax free to shareholders.

In accordance with National Association of Securities Dealers, Inc.’s (“NASD”) continued membership Rule 1017, the NASD staff reviewed and approved the terms and provisions of the Reorganization. The NASD Rule 1017 review process was completed on January 10, 2005.

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On January 13, 2005, the Registrant issued a press release announcing the holding company reorganization. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read this press release in its entirety.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibit 2.1	Agreement and Plan of Merger dated as of January 11, 2005, by and among Crown Financial Group, Inc., a New Jersey corporation, Crown Financial Holdings, Inc., a New Jersey corporation, and CFGI Merger Sub, Inc., a New Jersey corporation.

	Exhibit 3.1	Articles of Incorporation of Crown Financial Holdings, Inc.

	Exhibit 3.2	By-Laws of Crown Financial Holdings, Inc.

	Exhibit 99.1	Press Release dated January 13, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2005	CROWN FINANCIAL HOLDINGS, INC.

	By:	/s/ Charles B. Kennedy III
	Name:	Charles B. Kennedy III
	Title:	Interim CEO and President

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